NSAR ITEM 77O

                             VKAC High Income Trust
                               10f-3 Transactions

                                                                   Amount of shares                                  Date of
Underwriting #    Underwriting            Purchased From           Purchased              % of Underwriting          Purchase


1                United International       Donaldson, Lufkin          850,000                 0.062%                 01/30/98
                 Holdings, Inc.             & Jenrette
